Exhibit 99.1

CITI TRENDS ANNOUNCES FOURTH QUARTER AND FISCAL 2016 SALES AND DECLARES QUARTERLY DIVIDEND

Fourth quarter comparable store sales increased 3.4%

SAVANNAH, GA (February 8, 2017) — Citi Trends, Inc. (NASDAQ: CTRN) today reported unaudited sales for the fourth quarter and fiscal year ended January 28, 2017.

Total sales in the 13-week period ended January 28, 2017, increased 5.4% to $185.5 million compared with $176.1 million in the 13-week period ended January 30, 2016.  Comparable store sales in this year’s fourth quarter increased 3.4% from the fourth quarter of fiscal 2015.  By month, comparable store sales were up 5% in November, up 2% in December and up 6% in January.

For the year, total sales increased 1.7% to $695.2 million compared with $683.8 million in fiscal 2015.  Comparable store sales decreased 0.4% for the full year.

In looking forward, the Company expects that tax refund driven sales are likely to shift largely from February to March of 2017 due to later disbursement by the Internal Revenue Service than in 2016.  Historically, a shift in sales related to later tax refunds has had a negative impact on first quarter sales.

In addition, the Company announced that its Board of Directors has declared a quarterly dividend of $0.06 per common share, payable on March 14, 2017, to shareholders of record as of the close of business on February 28, 2017.

Investor Conference Call and Webcast

The Company will report complete financial results for its fourth quarter and fiscal 2016 before the market opens on March 10, 2017.  Citi Trends will host a conference call on the same day at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2934.  A replay of the conference call will be available until March 17, 2017, by dialing (402) 977-9140 and entering the passcode, 21843404.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, under the Investor Relations section, on March 10, 2017, beginning at 9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business, financial developments and trends after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 535 stores located in 31 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s year-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to earnings guidance, the declaration and payment of dividends, the repurchase of the Company’s shares, or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith
Chief Operating Officer and
Chief Financial Officer
(912) 443-2075